UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 11, 2005

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Cleveland-Cliffs Inc published a news release dated April 11, 2005 as follows:

Cleveland-Cliffs Will Not Extend Offer for Portman

Offer to Close at 7:00 p.m. (Perth time) Tuesday, April 19, 2005

Cleveland, OH—April 11, 2005—Cleveland-Cliffs Inc (NYSE: CLF) today announced that its subsidiary Cleveland-Cliffs Australia Pty Limited (Cleveland-Cliffs) will not extend its offer for all of the shares in Portman Limited (Portman) beyond April 19, 2005.

As of today, Cleveland-Cliffs is entitled to 80% of the shares in Portman.

The offer will close on Tuesday, April 19, 2005, at 7:00 p.m. (Perth time) and cannot be extended further.

Commenting on the offer, Cleveland-Cliffs Chairman and CEO John Brinzo said: "We are pleased with the overwhelming number of shareholders who have accepted our offer and we have used our best efforts to assure that those remaining shareholders who wish to accept our offer have the opportunity to do so.

"Shareholders, who wish to accept the offer and have not yet done so, should make sure their acceptance is received by 7:00 p.m. (Perth time) on April 19, 2005. Shareholders with questions as to how to accept the offer should call the shareholder information line at +61 2 9207 3622."

Cleveland-Cliffs urges Portman shareholders to consider the following:

• The offer is unconditional. Shareholders will be paid $3.85 per share within 5 business days of accepting the offer.

• If shareholders choose not to accept the offer, and the Cleveland-Cliffs offer closes without Cleveland-Cliffs reaching the 90% acceptance level required to proceed with compulsory acquisition, shareholders should be aware that:

• liquidity in Portman shares will be substantially diminished;

• the Portman share price may fall substantially below the $3.85 per share offer price; and

• as outlined in Cleveland-Cliffs’ Bidder’s Statement, Cleveland- Cliffs, through its nominees that it will appoint to the Portman Board, is likely to propose that Portman review the dividend policy of Portman with regard to any capital-funding requirements of Portman identified through a proposed strategic review. It is possible that no dividends will be payable under these circumstances.

• If shareholders do not accept the offer, and Cleveland-Cliffs reaches the 90% acceptance level and so becomes entitled to proceed to compulsory acquisition, Cleveland-Cliffs intends to compulsorily acquire all Portman shares at $3.85 per share. Under these circumstances, payment is unlikely for at least 30 days.

• The Portman Board unanimously recommends that shareholders accept the Cleveland-Cliffs offer. All directors have accepted with regard to their own shares.

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. The Company operates six iron ore mines located in Michigan, Minnesota and Eastern Canada.
* * * *
References in this news release to "Cleveland-Cliffs" and "Company" include subsidiaries and affiliates as appropriate in the context.

This news release contains predictive statements that are intended to be "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties. There can be no assurance that the offer to acquire the shares of Portman Limited will reach the 100% acceptance level. Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company’s Annual Report for 2004, Reports on Form 10-K and Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cleveland-Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

For further information, please call:

Media – United States
Dana Byrne
Vice President-Public Affairs
Cleveland-Cliffs
+1 (216) 694 4870

Financial Community – United States
MacKenzie Partners
Larry Dennedy + 1 (212) 929 5239
Joe Doherty + 1 (212) 929 5958

Don Gallagher
Chief Financial Officer
Cleveland-Cliffs
+1 (216) 694 5459

Financial Community – United Kingdom
MacKenzie Partners
Steve Balet + 44 207 170 4155

Media – Australia
Kate Kerrison + Company
Kate Kerrison +61 413 946 704

Financial Community – Australia
Wilson HTM
Wayne Seabrook +61 2 8247 6625

www.cleveland-cliffs.com
www.portman.com.au

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

April 11, 2005	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary